EXHIBIT 3(i)(b)

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                        Empire Financial Holding Company
                        --------------------------------
    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P00000016730
                                  ------------
                   (Document number of corporation (if known)

Pursuant to the provisions of section 607/1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):
---------------------------------

                              Jesup & Lamont, Inc.
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(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp., "Inc., or "Co.") (A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED - (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)
--------------------------------------------------------------------------------

The date of each amendment(s) adoption:              September 28, 2007
                                            ------------------------------------

Effective date if applicable:               Start of business on January 2, 2008
                                            ------------------------------------
                                                (no more than 90 days after
                                                    amendment file date)

Adoption of Amendment(s) (CHECK ONE)

   [ ] The amendment(s) was/were approved by the shareholders. The number of votes cast for The amendment(s) by the shareholders was/were sufficient for approval.

   [ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

         "The number of votes cast for the amendment(s) was/were sufficient for approval by ________________________________________."
                                   (voting group)

   [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

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   [ ]   The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


         Signature  /s/ James Matthew
                    -----------------
                    (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)


                                  James Matthew
                    -----------------------------------------
                    (Typed or printed name of person signing)


                             Chief Financial Officer
                            -------------------------
                            (Title of person signing)

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